Exhibit 16.1

[GRANT THORNTON LETTERHEAD]

April 2, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir or Madam:

Re:          P&F Industries, Inc.

                File No. 1-5332

We have read item 4.01 of Form 8-K of P&F Industries, Inc. dated March 27, 2008 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP